Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG SYSTEMS INTERNATIONAL REPORTS RESULTS

FOR FOURTH QUARTER AND FULL YEAR 2013

ENGLEWOOD, COLO. (February 4, 2014) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading global provider of interactive transaction-driven solutions and services, today reported results for the quarter and full year ended December 31, 2013.

Key Financial Highlights:

•	Fourth quarter 2013 results:

•	Total revenues were $194.5 million.

•	Non-GAAP operating income was $35.8 million, or 18.4% of total revenues and GAAP operating income was $16.4 million, or 8.4% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.63. GAAP EPS was $0.27.

•	Full year 2013 results:

•	Total revenues were $747.5 million.

•	Non-GAAP operating income was $123.2 million, or 16.5% of total revenues and GAAP operating income was $76.7 million, or 10.3% of total revenues.

•	Non-GAAP EPS was $2.21. GAAP EPS was $1.56.

•	Cash flows from operations for the quarter were $40.1 million, and $126.6 million for the year ended December 31, 2013.

•	Free cash flow for the quarter was $29.0 million and $96.6 million for the year.

•	CSG paid its quarterly cash dividend of $0.15 per share of common stock, or a total of approximately $5 million, to shareholders on December 20, 2013. Following the initiation of its cash dividend in June 2013, CSG paid a total of $0.45 per share of common stock, or approximately $14 million, to shareholders in 2013.

•	In December 2013, CSG acquired the key assets of Volubill, a leading provider of integrated real-time policy and charging solutions to mobile, satellite and fixed broadband providers. In addition, the company divested its marketing analytics business marketed under the Quaero brand on December 31, 2013.

“We had another solid quarter and year, generating strong revenues, earnings and cash flows,” said Peter Kalan, president and chief executive officer of CSG International. “These results demonstrate the strength of our business model and our focus on execution. We have positioned ourselves to be a valued and dependable partner who helps our clients compete and win in today’s challenging marketplace. And, most important, we continue to strengthen our relationships with our clients around the world by doing what we do best: execute.”

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February 4, 2014

Kalan added, “Last year, we executed on several activities that are important to our company’s long-term growth. First, we secured long-term contracts with two of our largest clients, Comcast and Time Warner, providing us with strong visibility into our revenues and cash flows. Second, we saw further expansion of our Content Direct solution into our cable and satellite clients, movie studios and big box retailers. And third, during the year we introduced and have secured several long-term contracts for our managed services offering with providers around the globe.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
	2013	2012	Percent Change	2013	2012	Percent Change
Revenues	$194,549	$198,007	(2)%	$747,468	$756,866	(1)%
Non-GAAP Results:
Operating Income	$35,812	$33,018	8%	$123,187	$135,535	(9)%
Operating Income Margin	18.4%	16.7%	—	16.5%	17.9%	—
EPS	$0.63	$0.67	(6)%	$2.21	$2.33	(5)%
GAAP Results:
Operating Income	$16,435	$22,149	(26)%	$76,704	$96,574	(21)%
Operating Income Margin	8.4%	11.2%	—	10.3%	12.8%	—
EPS	$0.27	$0.48	(44)%	$1.56	$1.51	3%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the fourth quarter of 2013 were $194.5 million, a 2% decrease when compared to revenues of $198.0 million for the fourth quarter of 2012, and a 4% increase when compared to the $186.2 million reported for the third quarter of 2013. Total revenues for the full year 2013 were $747.5 million, a 1% decrease when compared to revenues of $756.9 million for the full year 2012. The year-over-year annual and quarterly decreases in revenues can be primarily attributed to the impact of the Comcast and Time Warner pricing adjustments that were effective in early 2013, and to a lesser degree, the divestiture of a non-core print center on July 1, 2013. Sequential quarterly revenues increased, as CSG typically experiences stronger revenues in the fourth quarter.

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February 4, 2014

Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2013 was $35.8 million, or 18.4% of total revenues, compared to $33.0 million, or 16.7%, for the fourth quarter of 2012. Non-GAAP operating income for the third quarter of 2013 was $29.4 million, or 15.8% of total revenues. The year-over-year increase in operating income and operating income margin can be attributed primarily to lower expenses for the current quarter, while the sequential quarterly increase reflects higher sequential revenues between periods.

Non-GAAP operating income for the full year 2013 was $123.2 million, or 16.5% of total revenues, which compares to $135.5 million, or 17.9% for the full year 2012. The decrease in full year operating income and operating income margin can be primarily attributed to the impact of the Comcast and Time Warner pricing adjustments, as mentioned above.

Non-GAAP EPS for the fourth quarter of 2013 was $0.63, compared to non-GAAP EPS of $0.67 for the fourth quarter of 2012, and $0.52 for the third quarter of 2013. Non-GAAP EPS for the full year 2013 was $2.21, compared to non-GAAP EPS of $2.33 for the full year 2012.

GAAP Results: GAAP operating income for the fourth quarter of 2013 was $16.4 million, or 8.4% of total revenues, compared to $22.1 million, or 11.2%, for the same period in 2012. GAAP operating income for the full year 2013 was $76.7 million, or 10.3% of total revenues, compared to $96.6 million, or 12.8%, for the full year 2012.

GAAP EPS for the fourth quarter of 2013 was $0.27, compared to $0.48 for the fourth quarter of 2012. GAAP EPS for the full year 2013 was $1.56, compared to $1.51 for the full year 2012.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the indicated dates are as follows (in thousands):

	December 31, 2013	September 30, 2013	December 31, 2012
Cash, cash equivalents, and short-term investments	$210,837	$193,898	$169,321
Net billed trade accounts receivable	178,511	174,757	191,943
Total long-term debt:
Par value	$285,000	$288,750	$300,000
Unamortized OID	(19,950)	(21,327)	(25,302)

Net debt carrying amount	$265,050	$267,423	$274,698

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February 4, 2014

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Cash Flows from Operating Activities:
Operations	$30,396	$34,886	$132,658	$126,282
Changes in operating assets and liabilities	9,656	(15,866)	(6,024)	1,160

Net cash provided by operating activities	$40,052	$19,020	$126,634	$127,442

Cash Flows from Investing Activities:
Purchases of property and equipment	$(11,090)	$(12,733)	$(30,076)	$(33,221)
Cash Flows from Financing Activities:
Dividend payments	$(4,824)	$—	$(14,454)	$—
Repurchase of common stock under stock repurchase program	—	—	(10,129)	(13,349)
Payments on long-term debt	(3,750)	(18,000)	(15,000)	(40,000)

2014 Financial Guidance

The 2014 financial guidance includes a year-over-year $14 million revenue decrease associated with the divestiture of two small businesses in the second half of 2013. CSG’s financial guidance for the full year 2014 is as follows:

Revenues	$745 - $770 million
Non-GAAP EPS	$2.05 - $2.17
GAAP EPS	$1.25 - $1.37
Non-GAAP Adjusted EBITDA	$152 - $158 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a one-hour conference call on February 4, 2014, at 5:00 p.m. ET, to discuss CSG’s fourth quarter and full year results for 2013. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgi.com. In addition, to reach the conference by phone, dial (877) 941-0844 and ask the operator for the CSG International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

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February 4, 2014

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH, Orange, Reliance, SingTel Optus, Telecom New Zealand, Telefonica, Time Warner Cable, T-Mobile, Verizon, Vivo and Vodafone. With over 30 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s ability to protect its intellectual property rights;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	CSG’s ability to conduct business in the international marketplace;

•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

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February 4, 2014

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$82,686	$133,747
Short-term investments	128,151	35,574

Total cash, cash equivalents, and short-term investments	210,837	169,321
Trade accounts receivable:
Billed, net of allowance of $2,359 and $3,147	178,511	191,943
Unbilled	38,365	28,463
Deferred income taxes	15,085	22,244
Income taxes receivable	3,815	6,469
Other current assets	28,762	21,915

Total current assets	475,375	440,355

Non-current assets:
Property and equipment, net of depreciation of $129,522 and $120,643	35,061	39,429
Software, net of amortization of $77,504 and $68,496	43,565	38,372
Goodwill	233,599	233,365
Client contracts, net of amortization of $75,382 and $182,182	55,191	75,303
Deferred income taxes	7,447	2,596
Income taxes receivable	1,930	1,291
Other assets	16,812	16,230

Total non-current assets	393,605	406,586

Total assets	$868,980	$846,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$15,000	$15,000
Client deposits	30,431	33,807
Trade accounts payable	33,376	30,473
Accrued employee compensation	58,434	61,083
Deferred revenue	47,131	47,691
Income taxes payable	2,814	2,116
Other current liabilities	19,620	21,562

Total current liabilities	206,806	211,732

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $19,950 and $25,302	250,050	259,698
Deferred revenue	9,221	6,504
Income taxes payable	1,909	1,168
Deferred income taxes	20,274	21,674
Other non-current liabilities	14,616	19,526

Total non-current liabilities	296,070	308,570

Total liabilities	502,876	520,302

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 33,745 shares and 33,734 shares outstanding	658	653
Additional paid-in capital	473,190	461,497
Treasury stock, at cost, 32,030 and 31,530 shares	(738,372)	(728,243)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	41	3
Unrecognized pension plan losses and prior service costs, net of tax	—	(1,761)
Unrealized loss on change in fair value of interest rate swaps, net of tax	(98)	(658)
Cumulative foreign currency translation adjustments	1,674	2,274
Accumulated earnings	629,011	592,874

Total stockholders’ equity	366,104	326,639

Total liabilities and stockholders’ equity	$868,980	$846,941

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February 4, 2014

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Revenues:
Processing and related services	$138,341	$135,980	$537,453	$544,649
Software, maintenance and services	56,208	62,027	210,015	212,217

Total revenues	194,549	198,007	747,468	756,866

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	64,031	66,501	253,756	258,380
Software, maintenance and services	30,124	34,415	123,409	125,436

Total cost of revenues	94,155	100,916	377,165	383,816
Other operating expenses:
Research and development	26,315	28,696	110,008	112,938
Selling, general and administrative	41,924	39,396	152,553	138,783
Depreciation	4,254	5,202	18,633	22,286
Restructuring charges	11,466	1,648	12,405	2,469

Total operating expenses	178,114	175,858	670,764	660,292

Operating income	16,435	22,149	76,704	96,574

Other income (expense):
Interest expense	(2,897)	(3,647)	(11,621)	(15,983)
Amortization of original issue discount	(1,377)	(1,274)	(5,352)	(4,954)
Interest and investment income, net	172	220	689	855
Other, net	149	208	1,099	732

Total other	(3,953)	(4,493)	(15,185)	(19,350)

Income before income taxes	12,482	17,656	61,519	77,224
Income tax provision	(3,401)	(1,866)	(10,168)	(28,345)

Net income	$9,081	$15,790	$51,351	$48,879

Weighted-average shares outstanding – Basic:
Common stock	32,124	32,002	32,117	32,142
Participating restricted stock	—	—	—	17

Total	32,124	32,002	32,117	32,159

Weighted-average shares outstanding – Diluted:
Common stock	33,831	32,568	32,873	32,459
Participating restricted stock	—	—	—	17

Total	33,831	32,568	32,873	32,476

Earnings per common share:
Basic	$0.28	$0.49	$1.60	$1.52
Diluted	0.27	0.48	1.56	1.51
Cash dividends declared per common share	$0.15	$—	$0.45	$—

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February 4, 2014

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2013	December 31, 2012
Cash flows from operating activities:
Net income	$51,351	$48,879
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	18,633	22,286
Amortization	37,819	44,178
Amortization of original issue discount	5,352	4,954
Impairment of client contract	—	3,783
(Gain) loss on short-term investments and other	910	(107)
Loss on disposition of business operations	3,017	—
Loss on termination of pension plan	3,221	—
Deferred income taxes	(1,764)	(10,707)
Excess tax benefit of stock-based compensation awards	(677)	(415)
Stock-based employee compensation	14,796	13,431

Subtotal	132,658	126,282
Changes in operating assets and liabilities:
Trade accounts receivable, net	(2,319)	(9,725)
Other current and non-current assets	(7,163)	(1,471)
Income taxes payable/receivable	4,556	(6,543)
Trade accounts payable and accrued liabilities	(994)	18,474
Deferred revenue	(104)	425

Net cash provided by operating activities	126,634	127,442

Cash flows from investing activities:
Purchases of property and equipment	(30,076)	(33,221)
Purchases of short-term investments	(183,575)	(65,355)
Proceeds from sale/maturity of short-term investments	89,688	42,063
Acquisition of business, net of cash acquired	(2,926)	(19,085)
Acquisition of and investments in client contracts	(7,092)	(4,629)
Proceeds from the disposition of business operations	4,530	—

Net cash used in investing activities	(129,451)	(80,227)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,591	1,896
Payment of cash dividends	(14,454)	—
Repurchase of common stock	(15,478)	(16,558)
Payments on acquired asset financing	(2,723)	(1,698)
Proceeds from long-term debt	—	150,000
Payments on long-term debt	(15,000)	(190,000)
Payments of deferred financing costs	—	(2,450)
Excess tax benefit of stock-based compensation awards	677	415

Net cash used in financing activities	(45,387)	(58,395)

Effect of exchange rate fluctuations on cash	(2,857)	(1,806)

Net decrease in cash and cash equivalents	(51,061)	(12,986)
Cash and cash equivalents, beginning of period	133,747	146,733

Cash and cash equivalents, end of period	$82,686	$133,747

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$9,440	$13,124
Income taxes	6,149	43,379

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February 4, 2014

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended December 31, 2013	Quarter Ended September 30, 2013	Quarter Ended December 31, 2012
Americas	84%	85%	83%
Europe, Middle East and Africa	12%	11%	11%
Asia Pacific	4%	4%	6%

Total Revenues	100%	100%	100%

	Year Ended December 31, 2013	Year Ended December 31, 2012
Americas	85%	86%
Europe, Middle East and Africa	11%	10%
Asia Pacific	4%	4%

Total Revenues	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended December 31, 2013	Quarter Ended September 30, 2013	Quarter Ended December 31, 2012
Comcast	20%	19%	19%
DISH	15%	15%	13%
Time Warner	10%	11%	11%

	Year Ended December 31, 2013	Year Ended December 31, 2012
Comcast	19%	20%
DISH	15%	14%
Time Warner	11%	10%

ACP Customer Accounts (in thousands, at end of period)

	December 31, 2013	September 30, 2013	December 31, 2012
Cable/Satellite Customer Accounts	49,489	49,151	48,870

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February 4, 2014

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

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February 4, 2014

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•	Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, divestitures of businesses, and facility consolidations and abandonments. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•	Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•	Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

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February 4, 2014

•	Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•	The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•	Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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February 4, 2014

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31, 2013		Quarter Ended December 31, 2012
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$16,435	8.4%	$22,149	11.2%
Restructuring charges	11,466	5.9%	1,648	0.8%
Acquisition-related charges	62	0.0%	—	—%
Stock-based compensation	3,299	1.7%	3,441	1.8%
Amortization of acquired intangible assets	4,550	2.4%	5,780	2.9%

Non-GAAP operating income	$35,812	18.4%	$33,018	16.7%

	Year Ended December 31, 2013		Year Ended December 31, 2012
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$76,704	10.3%	$96,574	12.8%
Restructuring charges	12,405	1.7%	2,469	0.3%
Acquisition-related charges	62	0.0%	344	0.0%
Stock-based compensation	14,796	2.0%	13,431	1.8%
Amortization of acquired intangible assets	19,220	2.5%	22,717	3.0%

Non-GAAP operating income	$123,187	16.5%	$135,535	17.9%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended December 31, 2013		Quarter Ended December 31, 2012
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$12,482	$0.27	$17,656	$0.48
Restructuring charges	11,466		1,648
Acquisition-related charges	62		—
Stock-based compensation	3,299		3,441
Amortization of acquired intangible assets	4,550		5,780
Amortization of OID	1,377		1,274

Non-GAAP income before income taxes (2)	$33,236	$0.63	$29,799	$0.67

CSG Systems International, Inc.

February 4, 2014

	Year Ended December 31, 2013		Year Ended December 31, 2012
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$61,519	$1.56	$77,224	$1.51
Restructuring charges	12,405		2,469
Acquisition-related charges	62		344
Stock-based compensation	14,796		13,431
Amortization of acquired intangible assets	19,220		22,717
Amortization of OID	5,352		4,954

Non-GAAP income before income taxes (2)	$113,354	$2.21	$121,139	$2.33

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.
(3)	For the fourth quarter and year ended December 31, 2013, the estimated effective income tax rate for non-GAAP purposes was approximately 36% for both periods, and the weighted-average diluted shares outstanding were 33.8 million and 32.9 million, respectively.

The GAAP effective income tax rate for the quarter and year ended December 31, 2013 was approximately 27% and 17%, respectively, and benefited from the following items, which are excluded from our non-GAAP effective income tax rates for these same periods:

•	the reduction of certain tax allowances related to foreign operations, which provided a benefit of approximately $0.08 per diluted share for the quarter and the year ended December 31, 2013;

•	incremental R&D income tax credits claimed in the third quarter of 2013 for development activities from previous years, which provided a benefit of approximately $0.17 per diluted share for the year ended December 31, 2013; and

•	the recognition of the 2012 R&D tax credits of approximately $0.17 per diluted share for the year ended December 31, 2013, that were recognized for GAAP purposes in the first quarter of 2013 since the credit legislation was passed by Congress in January 2013.

(4)	For the fourth quarter and year ended December 31, 2012, the estimated effective income rate for non-GAAP purposes was approximately 27% and 38%, respectively, and the weighted-average diluted shares outstanding were 32.6 million and 32.5 million, respectively.

The GAAP effective income tax rate for the quarter and year ended December 31, 2012 was approximately 11% and 37%, respectively.

CSG Systems International, Inc.

February 4, 2014

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
GAAP operating income	$16,435	$22,149	$76,704	$96,574
Restructuring charges	11,466	1,648	12,405	2,469
Acquisition-related charges	62	—	62	344
Depreciation	4,254	5,202	18,633	22,286
Amortization of acquired intangible assets (5)	4,550	5,780	19,220	22,717
Amortization of other intangible assets (5)	4,262	4,502	16,179	18,748
Stock-based compensation	3,299	3,441	14,796	13,431

Non-GAAP Adjusted EBITDA	$44,328	$42,722	$157,999	$176,569

Non-GAAP Adjusted EBITDA as a percentage of revenues	23%	22%	21%	23%

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$9,081	$15,790	$51,351	$48,879
Interest expense (6)	2,897	3,647	11,621	15,983
Amortization of OID	1,377	1,274	5,352	4,954
Interest and investment income and other, net	(321)	(428)	(1,788)	(1,587)
Income tax provision	3,401	1,866	10,168	28,345
Depreciation	4,254	5,202	18,633	22,286
Amortization of acquired intangible assets (5)	4,550	5,780	19,220	22,717
Amortization of other intangible assets (5)	4,262	4,502	16,179	18,748
Stock-based compensation	3,299	3,441	14,796	13,431
Acquisition-related charges	62	—	62	344
Restructuring charges	11,466	1,648	12,405	2,469

Non-GAAP Adjusted EBITDA	$44,328	$42,722	$157,999	$176,569

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities	$40,052	$19,020	$126,634	$127,442
Income tax provision	3,401	1,866	10,168	28,345
Changes in operating assets and liabilities and deferred taxes	(6,809)	18,784	7,788	9,547
Impairment of client contract	—	(1,283)	—	(3,783)
Interest expense (6)	2,897	3,647	11,621	15,983
Interest and investment income and other, net	(321)	(428)	(1,788)	(1,587)
Gain (loss) on short-term investments and other	(528)	61	(910)	107
Loss on disposition of business operations	(3,017)	—	(3,017)	—
Acquisition-related charges	62	—	62	344
Restructuring charges	9,127	1,648	9,184	2,469
Other	(536)	(593)	(1,743)	(2,298)

Non-GAAP Adjusted EBITDA	$44,328	$42,722	$157,999	$176,569

CSG Systems International, Inc.

February 4, 2014

(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Amortization of acquired intangible assets	$4,550	$5,780	$19,220	$22,717
Amortization of other intangible assets	4,262	4,502	16,179	18,748
Amortization of deferred financing costs	594	602	2,420	2,713

Total amortization	$9,406	$10,884	$37,819	$44,178

(6)	Interest expense includes amortization of deferred financing costs as provided in Note 5 above.

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities	$40,052	$19,020	$126,634	$127,442
Purchases of property and equipment	(11,090)	(12,733)	(30,076)	(33,221)

Non-GAAP free cash flow	$28,962	$6,287	$96,558	$94,221

Non-GAAP Financial Measures – 2014 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2014 full year financial guidance, is as follows:

2014 Guidance
GAAP operating income margin	12.0%
Restructuring charges (7)	0.5%
Stock-based compensation (8)	2.0%
Amortization of acquired intangible assets (9)	2.0%

Non-GAAP operating income margin (“approximately 16.5%”)	16.5%

(7)	This represents the pretax impact of restructuring charges of an estimated $2 million on CSG’s operating income margin as a percentage of the midpoint of 2014 revenue guidance.
(8)	This represents the pretax impact of stock-based compensation expense of an estimated $17 million on CSG’s operating income margin as a percentage of the midpoint of 2014 revenue guidance.
(9)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $15 million on CSG’s operating income margin as a percentage of the midpoint of 2014 revenue guidance.

CSG Systems International, Inc.

February 4, 2014

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2014 full year financial guidance is as follows (in thousands, except per share amounts):

	2014 Guidance Range
	Low Range		High Range
	Pretax Amount (10)	EPS (12)	Pretax Amount (10)	EPS (12)
GAAP income before income taxes	$71,000	$1.25	$77,000	$1.37
Restructuring charges	2,000		2,000
Stock-based compensation	17,000		17,000
Amortization of acquired intangible assets	15,000		15,000
Amortization of OID	6,000		6,000

Non-GAAP income before income taxes (11)	$111,000	$2.05	$117,000	$2.17

(10)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(11)	Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.
(12)	For 2014, the estimated effective income tax rate for non-GAAP purposes is expected to be approximately 36%, and the weighted-average diluted shares outstanding are expected to be 34.8 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2014 full year financial guidance at the mid-point (in thousands, except percentages):

2014
GAAP operating income	$90,000
Restructuring charges	2,000
Depreciation	17,000
Amortization of acquired intangible assets	15,000
Amortization of other intangible assets	14,000
Stock-based compensation	17,000

Non-GAAP Adjusted EBITDA	$155,000

Non-GAAP Adjusted EBITDA as a percentage of revenues	21%

CSG Systems International, Inc.

February 4, 2014

2014
Net income	$45,000
Interest expense	11,000
Interest and investment income and other, net	(1,000)
Amortization of OID	6,000
Income tax provision	29,000
Depreciation	17,000
Amortization of acquired of intangible assets	15,000
Amortization of other intangible assets	14,000
Stock-based compensation	17,000
Restructuring charges	2,000

Non-GAAP Adjusted EBITDA	$155,000

2014
Cash flows from operating activities (midpoint of guidance)	$115,000
Income tax provision	29,000
Interest and investment income and other, net	(1,000)
Changes in operating assets and liabilities and deferred taxes	(1,000)
Interest expense	11,000
Restructuring charges	2,000

Non-GAAP Adjusted EBITDA	$155,000

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2014
Cash flows from operating activities (midpoint of guidance)	$115,000
Purchases of property and equipment	(30,000)

Non-GAAP free cash flow	$85,000